Exhibit 10.2
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 17, 2014 (this "Amendment"), modifies that certain Credit Agreement, dated as of December 11, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the "Borrower"), each Domestic Subsidiary of the Borrower from time to time party thereto as a Guarantor, each lender from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and
WHEREAS, the Administrative Agent and each of the undersigned Lenders are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements contained here, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.                          Amendments to Credit Agreement.

(a)            Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:
"Indenture" has the meaning specified in Section 7.06(g)."
(b)            Section 7.06 (Restricted Payments) of the Credit Agreement is hereby amended and modified by (i) deleting the word "and" appearing at the end of Section 7.06(e), (ii) deleting the period (".") from the end of Section 7.06(f) and inserting in lieu thereof "; and" and (iii) inserting the following new subsection (g) immediately following Section 7.06(f):
"(g)            to the extent constituting a Restricted Payment, the Borrower may make cash payments to any holder of Indebtedness permitted under Section 7.03(i) in lieu of delivering fractional shares of Qualified Stock of the Borrower to such holder in connection with a conversion of such Indebtedness into Equity Interests at the election of such holder pursuant to the terms of any indenture entered into between the Borrower and the applicable trustee (each, an "Indenture") with respect to any Indebtedness permitted under Section 7.03(i)."
(c)            Section 7.14 (Prepayments, Etc. of Indebtedness) of the Credit Agreement is hereby amended and modified by (i) deleting the word "and" appearing at the end of clause (b) thereof, (ii) deleting the period (".") from the end of clause (c) thereof and inserting in lieu thereof ", and" and (iii) inserting the following new clause (d) immediately following clause (c):
"(d) (i) the Borrower may make payments permitted under Section 7.06(g) and (ii) the Borrower may, on or after January 20, 2017 and pursuant to the terms of the applicable Indenture, redeem at its option any Indebtedness permitted under Section 7.03(i) so long as (1) (x) the last reported sale price of the Borrower's common stock has been at least 130% of the conversion price then in effect with respect to such Indebtedness for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Borrower provides notice that the conversion rights of holders of such Indebtedness will be terminated and (y) such conversion rights have been so terminated, (2) no Default or Event of Default shall then exist or will occur after giving effect to any payment in respect of such redemption, and (3) in no event shall the aggregate cash payments in respect of all such redemptions made from and after the Closing Date (solely to the extent holders thereof shall have failed to elect to convert such Indebtedness to common stock of the Borrower prior to such conversion rights being terminated in accordance with the term of the applicable Indenture) exceed ten percent (10%) of the initial aggregate principal amount of such Indebtedness."
Section 2.                          Conditions Precedent.  This Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of the following conditions precedent:
(a)            Documentation.  Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
(i)	a fully-executed and effective Amendment executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and
(ii)	such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.
(b)            No Default.  On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 3.                          Representations and Warranties; Reaffirmation of Grant.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment: (a) all representations and warranties of the Borrower and each other Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights generally and subject to general principles of equity, and (d) the provisions of the Collateral Documents to which such Loan Party is a party are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Liens permitted by Section 7.01 of the Credit Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents.  Each Loan Party hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.

Section 4.                          Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 5.                          Amendment as Loan Document.  This Amendment constitutes a "Loan Document" under the Credit Agreement.  Accordingly, it shall be an immediate Event of Default under the Credit Agreement if any representation, warranty, certification or statement of fact made by any Loan Party under or in connection with this Amendment shall have been incorrect or misleading in any material respect when made or deemed made.

Section 6.                          Costs and Expenses.  The Borrower shall pay not later than ten (10) Business Days after demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, in each case, in accordance with Section 10.04 of the Credit Agreement.

Section 7.                          Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.                          Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.                          Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 10.                          Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor's Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor's Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10.  Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor's Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor's Guaranty.
Section 11.                          Acknowledgement and Agreement.  It is acknowledged and agreed that the Administrative Agent, on behalf of the Lenders, acquired by assignment on the Closing Date that certain Construction Loan Agreement, dated as of July 29, 2011 (the "Construction Loan Agreement"), among PNC Bank, National Association, the Borrower and Emergent Manufacturing Operations Baltimore LLC.  The Administrative Agent, the Lenders and the Borrower hereby acknowledge and agree that the Construction Loan Agreement and all obligations thereunder of the Borrower and Emergent Manufacturing Operations Baltimore LLC in its entirety shall be deemed to have been amended and restated on the Closing Date on the terms and conditions set forth in the Credit Agreement.  Effective as of the Closing Date, the Credit Agreement shall be deemed to be a replacement, consolidation, amendment and restatement of the Construction Loan Agreement (and the Credit Agreement is issued in substitution and exchange for, and not in satisfaction of, that certain indebtedness and outstanding thereunder) and IS NOT A NOVATION.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
BORROWER:

EMERGENT BIOSOLUTIONS INC.

By:    /s/ ROBERT G. KRAMER
Name:          Robert G. Kramer
Title:            Chief Financial Officer

GUARANTORS:
EMERGENT BIODEFENSE OPERATIONS LANSING LLC

EMERGENT MANUFACTURING OPERATIONS MERIDEN LLC

EMERGENT COMMERCIAL OPERATIONS FREDERICK INC.

EMERGENT INTERNATIONAL INC.

EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC.

EMERGENT PRODUCT DEVELOPMENT SEATTLE, LLC

EMERGENT EUROPE INC.

EMERGENT PROTECTIVE PRODUCTS USA INC.

By:     /s/ ROBERT G. KRAMER
Name:              Robert G. Kramer
Title:                Treasurer

GUARANTORS (cont'd):

EMERGENT FREDERICK LLC

EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC

EMERGENT SALES AND MARKETING US LLC

By:   /s/ ROBERT G. KRAMER
Name:              Robert G. Kramer
Title:                 Executive Manger

400 PROFESSIONAL LLC

By:    /s/ ROBERT G. KRAMER
Name:              Robert G. Kramer
Title:                 Vice President

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.

By:    /s/ ERIK M TRUETTE
Name:              Erik M Truette
Title:                 Assistant Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender, a L/C Issuer and Swing Line Lender

By:    /s/ LORI JOU EGAN
Name: Lori Jou Egan
Title:  Vice President

LENDERS (cont'd):
JPMORGAN CHASE BANK, N.A.

By:     /s/ ANTHONY GALEA
Name:              Anthony Galea
Title:              Vice President

LENDERS (cont'd):
PNC BANK, NATIONAL ASSOCIATION

By:     /s/ DOUGLAS T. BROWN
Name:              Douglas T. Brown
Title:              Senior Vice President